Exhibit 10.4

BOOT BARN HOLDINGS, INC.

2014 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT dated as of [_________] between Boot Barn Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in Section 1 below (the “Optionee”).

1.         Grant of Option.  Pursuant and subject to the Company’s  2014 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), the Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of a total of the number of shares identified in the table below (the “Optioned Shares”) of the common stock, par value $.0001 per share, in the Company (the “Stock”), at the exercise price per share set out in the table below.

Optionee                                 [                                                                     ]

Number of Shares                 [                                                                      ]

Exercise Price Per Share      $

Grant Date

Expiration Date                     The day prior to the 10th anniversary of the Grant
                                                 Date

2.         Character of Option.  This Option is not intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

3.         Expiration of Option.  This Option shall expire at 5:00 p.m. Pacific time on the Expiration Date or, if earlier, the earliest of the dates specified in whichever of the following applies:

(a)        If the termination of the Optionee’s employment or other association with the Company and its Affiliates is on account of the Optionee’s death or Disability (as defined below), the first anniversary of the date the Optionee’s employment or other association ends.

(b)        If the termination of the Optionee’s employment or other association with the Company and its Affiliates is on account of the Optionee’s Retirement, the earlier to occur of (i) one year following Retirement (if this Option is fully vested as of such date); or (ii) one year following the fourth and last vesting date applicable to this Option; or (iii) the date on which this Option is cancelled pursuant to Section 4(d).

(c)        If the termination of the Optionee’s employment or other association with the Company and its Affiliates is due to any reason other than death, Disability,

Retirement or termination for Cause (as defined below),  30 days after the Optionee’s employment or other association ends.

(d)        If the Company or relevant Affiliate terminates the Optionee’s employment or other association with the Company and its Affiliates for Cause, or at the termination of the Optionee’s employment or other association the Company or relevant Affiliate had grounds to terminate the  Optionee’s employment or other association for Cause (whether then or thereafter determined), immediately.

4.         Exercise of Option.

(a)        Exercise of Option.

(i)         The Optionee may exercise this Option as to the number of Optioned Shares that have vested under this Section 4  (the “Vested Option Shares”), in full or in part and at any time prior to the date this Option expires.  However, during any period that this Option remains outstanding after the Optionee’s employment or other association with the Company and its Affiliates ends, this Option may not be exercised in the aggregate for more than the number of Optioned Shares that are Vested Option Shares pursuant to the vesting provisions of this Section 4.  This Option shall not become vested for any additional Optioned Shares, following Optionee’s cessation of employment or other association with the Company and its Affiliates, except to the extent (if any) specifically authorized by the Committee pursuant to an express written agreement with Optionee or as specifically set forth in Section 4(d) below.  Upon the expiration of such limited exercise period as specified in Section 3 above or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any Optioned Shares for which this Option has not been exercised.

(ii)        The procedure for exercising this Option is described in Section 7.1(e) of the Plan.  The vesting of the Optioned Shares may also be subject to any applicable provisions contained in any employment agreement between the Optionee and the Company or its subsidiaries (if any).

(b)        Time-Based Vesting.  Subject to the provisions of this Section 4, that percentage of Optioned Shares specified in the table below shall become Vested Option Shares on the date set forth opposite such number in the table below:

[____________________________________]

(c)        Death or Disability.  If the Optionee incurs a termination of employment or other association with the Company and its Affiliates due to death or Disability, the unvested Optioned Shares shall become Vested Option Shares upon such termination of employment.

(d)        Retirement.  If the Optionee incurs a termination of employment or other association with the Company and its Affiliates due to Retirement (as defined below), this Option shall continue to vest in accordance with the vesting schedule set forth in Section 4(b) above, but without the requirement that the Optionee remain in employment or other association with the Company and its Affiliates.  Notwithstanding the foregoing, such continued vesting post-Retirement is expressly subject to and conditioned upon the Optionee’s full compliance with any continuing post-employment obligations under the Confidential and Proprietary Information Agreement executed by the Optionee, or any other such confidentiality agreement that the Optionee entered into with the Company or an Affiliate.  In the event of any breach thereof, any further continued vesting shall immediately cease, and any then unvested Optioned Shares shall be deemed immediately cancelled.

(e)        Change of Control.  If a Change of Control occurs, the outstanding Optioned Shares shall be treated as described in this subsection.  Notwithstanding anything to the contrary, the Committee may take such other actions with respect to this Option as it deems appropriate pursuant to the Plan.  If this Option is Assumed in accordance with Section 9 of the Plan, and either (i) the Optionee’s employment or other association with the Company and its Affiliates is terminated by the Company or the relevant Affiliates without Cause or (ii) the Optionee terminates employment for Good Reason,1 in either case upon or within 18 months following the closing of the Change of Control, the unvested Optioned Shares (if any) shall become Vested Option Shares upon such termination of employment.  If this Option is Assumed in accordance with Section 9 of the Plan, and the Optionee’s employment or other association with the Company and its Affiliates terminates on account of death, Disability, or Retirement, this Option shall vest (or continue to vest) in accordance with Section 3(c) or Sectoin 3(d), as applicable.  If this Option is not Assumed in accordance with Section 9 of the Plan, the unvested Optioned Shares (if any) shall become Vested Option Shares upon (or contingent upon but immediately prior to) the Change of Control.

(f)         Definitions.

(i)         “Cause” means (A) the Optionee engaging in gross negligence of the Optionee’s duties with the Company, or the Optionee’s fraud or dishonesty in connection with the performance of duties to the Company and its Affiliates, in either case which has a materially detrimental effect on the business or operations of the Company; (B) the Optionee engaging in any willful violation of any applicable confidential, non-disclosure or securities trading policy or policies of the Company or an Affiliate; and (C) the Optionee’s conviction by a court of competent jurisdiction of any crime (or upon entering a plea of guilty or nolo contendere to a charge of any crime) constituting a felony; provided, however, that if the Optionee and the Company or relevant Affiliate are parties to an employment or similar agreement in effect immediately prior to the Optionee’s termination which defines cause, “Cause” shall mean “cause” as defined in said agreement.

(ii)        “Disability” shall mean a determination of disability under the long-term disability plan of the Company or any Affiliate that is applicable to the Optionee.

(iii)      “Good Reason” as used herein shall mean the occurrence of any of the following events without the Optionee’s consent: (A) any material diminution in the Optionee’s base salary, other than a diminution that was in conjunction with a salary reduction program for similarly-situated employees of the Company or its Affiliates; (B) any material and continuing diminution in the Optionee’s authority or responsibilities; or (C) changing the

1     Note to draft: Good Reason shall only be included for Senior Vice Presidents and above.

geographic location at which the Optionee provides services to the Company to a location more than 35 miles from both the then existing location and the Optionee’s residence; provided however, that the Optionee’s resignation for Good Reason will be effective only if the Optionee provides written notice to the Company of any event constituting Good Reason within 60 days after the Optionee becomes aware such event, and the Company does not cure such event within 30 days after receipt of the notice, and provided further that,  the Optionee terminates the Optionee’s employment within 90 days of the date of the Optionee’s written notice. Notwithstanding the foregoing, if the Optionee and the Company or relevant Affiliate are parties to an employment or similar agreement in effect immediately prior to the Optionee’s termination which defines good reason, “Good Reason” shall mean “good reason” as defined in said agreement.

(iv)       “Retirement” shall mean termination of employment other than for Cause after the earlier of the Optionee’s attainment of (a) age 60 with 10 consecutive years of service with the Company or its Affiliates or (b) age 65. 2

5.         Transfer of Option.  The Optionee may not transfer this Option except by will or the laws of descent and distribution, and, during the Optionee’s lifetime, only the Optionee may exercise this Option.

6.         Collection of Withholding Taxes.

(a)        Upon exercise of all or any portion of this Option, the Company shall issue to or on behalf of the Optionee a certificate (which may be in electronic form) for the applicable number of shares of Stock, subject, however, to the Company’s collection of all applicable income and employment taxes required to be withheld by the Company or any Affiliate (the “Withholding Taxes”).

(b)        Until such time as the Company provides the Optionee with notice to the contrary, the Company shall collect the applicable Withholding Taxes with respect to the shares of Stock which become issuable upon exercise of all or any portion of this Option through an automatic share withholding procedure pursuant to which the Company shall withhold, at the time of such issuance, a portion of the shares of Stock with a Market Value (measured as of the applicable date of exercise) equal to the amount of those taxes; provided;  however, that the amount of any shares of Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income.  In the event payment is to be made in a form other than the shares of Stock, then the Company shall collect from the Optionee the applicable Withholding Taxes pursuant to such procedures as the Company deems appropriate under the circumstances.

(c)        Should any shares of Stock become issuable upon exercise of this Option at a time when the share withholding method is not available, then the Withholding

2      Note to draft: For certain individuals, retirement shall mean termination of employment other than for Cause after the earlier of the Optionee’s attainment of (a) age 60 with 5 consecutive years of service with the Company or its Affiliates or (b) age 65.

Taxes shall be collected from the Optionee pursuant to such procedures as the Company deems appropriate including, without limitation, the Optionee’s delivery of his or her separate check payable to the Company in the amount of such Withholding Taxes or the use of the proceeds from a next-day sale of the shares issued to the Optionee, provided and only if (i) such a sale is permissible under the Company’s insider trading policies governing the sale of shares; (ii) the Optionee makes an irrevocable commitment, on or before the exercise date, to effect such sale of the shares; and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

(d)        In no event, shall any fractional shares of Stock be issued.  Accordingly, the total number of shares of Stock to be issued pursuant to this Option shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

7.         Incorporation of Plan Terms.  This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the limitations on the Company’s obligation to deliver shares of Stock upon exercise set forth in Section 10 of the Plan (Settlement of Awards).

8.         Tax Consequences.  The Company makes no representation or warranty as to the tax treatment to the Optionee of the Optionee’s receipt or exercise of this Option or upon the Optionee’s sale or other disposition of the Stock issued upon exercise of this Option.  The Optionee should rely on the Optionee’s own tax advisors for such advice.

9.         Treatment as Wages or Compensation.  No amounts paid or payable in connection with this Option shall constitute wages or compensation for purposes of any applicable law, if ever, prior to the date on which such amount has been earned, vested and become payable in accordance with the terms of this Agreement and the Plan.  No such amount shall be treated as wages or compensation for purposes of any employee or other benefit plan of the Company and its Affiliates except to the extent and at the time provided in the respective employee or other benefit plan.

10.       Acknowledgements.  The Optionee acknowledges that the Optionee has reviewed and understands the Plan and this Agreement in their entirety, and has had an opportunity to obtain the advice of counsel prior to executing this Agreement.  The Optionee  hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

11.       Further Assurances.  The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

12.       Community Property.  Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Optionee shall be treated as agent and attorney-in-fact for that interest held or claimed by the Optionee’s spouse with respect to this Option and any Optioned Shares and the parties hereto shall act in all matters as if the Optionee was the sole owner of this Option and (following exercise) any such shares of Stock.  This appointment is coupled with an interest and is irrevocable.

13.       Miscellaneous.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Optionee.  Capitalized terms used but not defined herein shall have the meaning assigned under the Plan.  This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument.  In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

BOOT BARN HOLDINGS, INC.	OPTIONEE:

By:
Title:	Optionee